Exhibit 10.2

WARRANT
to Purchase Common Stock of
Contango ORE, Inc.
a Delaware corporation
(the “Company”)

As of December 23, 2022

THE WARRANT EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION. IN ADDITION, THE WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT TO AN AFFILIATE OF THE HOLDER; PROVIDED, HOWEVER, THAT THAT SUCH TRANSFEREE MUST HAVE THE QUALIFICATIONS NECESSARY TO BE AN INITIAL PURCHASER OF THE WARRANT.

The undersigned (“Holder”), or registered assigns, is entitled to purchase from the Company at any time following the date of this Warrant until 5 p.m., Central Standard Time, on the second (2nd) anniversary of the date of this Warrant (the “Expiration Date”), the number of shares set forth on the signature page hereto of Warrant Stock (as defined below), in whole or in part, at a per share of Warrant Stock purchase price at any date equal to the Purchase Price (as defined below), all on the terms and conditions herein below provided.

This Warrant is issued pursuant to a Subscription Agreement dated as of the date of this Warrant between the Holder and the Company (the “Agreement”).

Section 1.          Certain Definitions. In addition to the terms defined below and elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Agreement.

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Closing Date other than shares of Common Stock issued pursuant to options to purchase Common Stock issued pursuant to the Company’s Amended and Restated 2010 Equity Compensation Plan, including those options issued to date.

“Affiliate” shall mean any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified persons. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

“Aggregate Purchase Price” shall have the meaning given in Section 2 below.

“Board of Directors” shall mean the duly appointed board of directors of the Company.

“Business Day” shall mean a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of Texas.

“Closing Date” shall mean the date of this Warrant.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s authorized common stock, $.01 par value per share, as constituted on the date of original issuance of this Warrant, and any stock into which such common stock may thereafter be changed.

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Current Market Price” shall mean, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Current Market Price” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Current Market Price” of the Common Stock shall be the fair market value as determined by the Board of Directors using its good faith judgment. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Eligible Stock Units” shall have the meaning in Section 2 below.

“Person” shall mean any individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

“Purchase Price” shall mean $25.00 per Stock Unit.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Stock Unit” shall mean one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4 of this Warrant.

“Warrant” shall mean this Warrant, evidencing rights to purchase shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the Common Stock for which they may be exercised.

“Warrant Stock” shall mean the shares of Common Stock purchasable by the Holder upon the exercise hereof.

Section 2.       Exercise of Warrant. The Holder of this Warrant may, at any time following the date of this Warrant but not later than the Expiration Date, exercise this Warrant in whole or in part for the number of shares of Stock Units which such Holder is then entitled to purchase hereunder (the “Eligible Stock Units”). In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to Section 18: (i) a written notice of such Holder’s election to exercise this Warrant, (ii) this Warrant, and (iii) the total purchase price for the shares of Eligible Stock Units being purchased upon such exercise by delivery in cash, by wire transfer or certified or official bank check of immediately available funds in an amount equal to the product of the Purchase Price multiplied by the number of Eligible Stock Units being purchased upon such exercise (the “Aggregate Purchase Price”). Such notice shall be in the form of the Subscription attached as Exhibit A hereto. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise. In the event the Holder of this Warrant elects to exercise this Warrant with respect to less than all of the Eligible Stock Units, the Company shall also return to the Holder this Warrant marked to show the remaining Stock Units eligible to be exercised.

The stock certificate or certificates for Warrant Stock so delivered shall be endorsed with the following legend and shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION.

Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares evidenced by such certificate, including to the extent permitted by law and the Company’s certificate of incorporation and bylaws, the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.

Except as otherwise provided in Section 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above.

All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the exercise of this Warrant results in a required issuance of a fraction of a share, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of delivery of notice of exercise to the Company shall be paid to the Holder of this Warrant in cash by the Company.

Section 3.        Transfer, Division and Combination. This Warrant may not be sold, transferred or otherwise disposed of by the Holder except to an Affiliate of the Holder; provided, however, that that the transferee must have the qualifications necessary to be an initial purchaser of the Warrant (“Transfer Restriction”). Subject to the Transfer Restriction and Section 10, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 18, together with a written assignment of this Warrant duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Such assignment shall be substantially in the form of the Assignment attached as Exhibit B hereto. Upon such surrender and payment the Company shall, subject to this Transfer Restriction and Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in compliance with this Section 3 and Section 10, may be exercised by an assignee for the purchase of shares of Warrant Stock without having a new Warrant issued.

This Warrant may, subject to the Transfer Restriction and Section 10, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with the Transfer Restriction and Section 10, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

Section 4.         Adjustment of Stock Unit. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 4 with respect to any fact or event described herein occurring after the date hereof. The Company will not create any class of Common Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof. Anything contained in this Section 4 notwithstanding, any adjustment made pursuant to any provision of this Section 4 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this Section 4 on account of the same facts or events.

A            Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time following the Closing Date, the Company shall:

(1)            subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

or

(2)            combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any event described in clauses (1) and (2) above shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of an event described in clauses (1) and (2) above.

B            Certain Other Dividends and Distributions. In case at any time or from time to time following the Closing Date the Company shall make any dividend or other distribution of:

(1)            cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income of the Company and its consolidated subsidiaries earned subsequent to the date hereof determined in accordance with generally accepted accounting principles), or

(2)            any evidence of its indebtedness (other than Convertible Securities), or any other property (other than cash and other than Convertible Securities or Additional Shares of Common Stock), then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of dividend or distribution, and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributed and of the fair value of any and all such evidences of indebtedness so distributed. Such fair value shall be determined in good faith by the Board of Directors.

C            Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock in addition to common stock of the successor or acquiring corporation, there shall be an adjustment in the number of shares of Common Stock thereafter comprising a Stock Unit to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of such merger, consolidation or disposition, and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any cash so distributed and of the fair value of any and all such shares of stock, securities or other property. Such fair value shall be determined in good faith by the Board of Directors. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. The foregoing provisions of this Subsection shall similarly apply to successive mergers, consolidations or dispositions of assets.

Section 5.         Notice to Warrant Holders.

A            Notice of Adjustment of Stock Unit. Whenever the number of shares of Common Stock comprising a Stock Unit shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by an officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Common Stock comprising a Stock Unit and, if such adjustment was made pursuant to Section 4.C, describing the number and kind of any other shares of stock comprising a Stock Unit after giving effect to such adjustment or change. The Company shall promptly, and in any case within 10 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 18, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

B            Notice of Certain Corporate Action. In case the Company shall (a) pay any dividend payable in cash or in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) issue any Additional Shares of Common Stock for a consideration per share less than the Current Market Price of per share of Common Stock, or (c) effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) effect any capital reorganization, or (e) effect any consolidation, merger or sale, change to the Company’s charter or bylaws, transfer or other disposition of all or substantially all of its property, assets or business, or (f) effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall promptly give to each Holder of a Warrant, in accordance with Section 18, a notice of such action, which shall specify the date on which any such action was taken, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and Warrants.

Section 6.          Reservation and Authorization of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

Section 7.          Stock and Warrant Transfer Books. The Company will not at any time, except (i) upon dissolution, liquidation or winding up, or (ii) for purposes of declaring and paying a dividend or matters related to voting by shareholders of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

Section 8.          Transfer Taxes. The Company will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

Section 9.            No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights, or to any rights as a stockholder of the Company.

Section 10.          Restrictions on Transferability. The Warrants and the Warrant Stock shall be transferable only upon compliance with the conditions specified in this Warrant and in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any such Common Stock.

Section 11.          Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 12.          Agreement. Nothing in this Warrant shall limit or reduce the rights and benefits of the Holder under the Agreement.

Section 13.          Representations and Warranties. Holder makes to the Company, as of the date hereof, the same representations and warranties that it made in Section 2 of the Agreement, mutatis mutandis, so that they apply appropriately to this Warrant.

Section 14.          Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

Section 15.           Furnish Information. The Company agrees that it shall deliver to the Holder promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

Section 16.           Amendments. The terms of this Warrant may be amended, and the observance of any term therein may be waived, only with the written agreement of the Company and the Holder.

Section 17.          Office of the Company. So long as any of the Warrants remains outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the Holder.

Section 18.           Notices Generally. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by electronic transmission or mailed (first class postage prepaid) to the parties at the following addresses:

If to Company, to:

Contango ORE, Inc.
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
Attention: Leah Gaines, Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary
Email: Leah.Gaines@contangoore.com
Phone: 713.294.8380

If to Holder, to the addresses set forth on the Holder signature page hereto.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 18, be deemed given upon delivery, (ii) if delivered by electronic transmission to the email address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 18, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 18). Any party from time to time may change its address, email address or other information for the purpose of notices to that party by giving notice in accordance with this Section 18 specifying such change to the other party hereto.

Section 19.             Termination. This Warrant will terminate as of the Expiration Date.

Section 20.             Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

[Signature Pages Follow]

EXHIBIT A

SUBSCRIPTION FORM
(to be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases_________shares of Warrant Stock of Contango ORE, Inc., a Delaware corporation, purchasable with this Warrant, the undersigned herewith makes a cash payment in accordance with Section 2(a) of the Warrant and requests that certificates for the shares of Common Stock hereby purchased and issued in the name of and delivered to the undersigned whose name and address is below.

In the event that the holder has elected a cash exercise with respect to some or all of the shares of Warrant Stock to be issued pursuant hereto, the undersigned shall pay the Aggregate Purchase Price in the sum of $________________ to the Company in accordance with the terms of the Warrant.

Dated:

_______________________________
(Signature of Registered Owner)

________________________________
(Street Address)

_________________________________
(City) (State) (Zip Code)

Exhibit A to Warrant Agreement

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Warrant Stock set forth below:

Name and Address of Assignee:

No. of shares of Warrant Stock:

and does hereby irrevocably constitute and appoint the Company attorney to make sure transfer on the books of Contango ORE, Inc., a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature:

Witness:

NOTICE:	The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

Exhibit B to Warrant Agreement